SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2005

CASTLE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)

0-10990	76-0035225
(Commission File Number)	(I.R.S. Employer Identification No.)

357 South Gulph Road, Suite 260, King of Prussia	PA 19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 992-9900
(Registrant’s telephone number, including area code)

One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, PA 19087
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountants

KPMG LLP (“KPMG”) was previously the principal accountants for Castle Energy Corporation (the “Company”). On January 26, 2005, KPMG was dismissed as independent public accountants for the Company, effective upon that date, and, on January 26, 2005, Grant Thornton LLP was appointed as the new independent public accountants. The decision to dismiss KPMG and to appoint Grant Thornton LLP was approved by the Audit Committee with the concurrence of the Board of Directors.

KPMG’s audit reports on the Company’s financial statements as of and for the years ended September 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended September 30, 2004, and the subsequent interim period through January 26, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The Company provided KPMG with a copy of this Item and requested that KPMG furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree. A letter from KPMG to such effect is attached hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statement, or any other matters or reportable events listed in Items 304 (a) (2) (I) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) Exhibits

Exhibits	Description of Exhibits

16.1	Letter of KPMG LLP regarding change in certifying accountant.

99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASTLE ENERGY CORPORATION

Date: January 28, 2005	By:	/s/ RICHARD E. STAEDTLER
Richard E. Staedtler Chief Financial Officer